Exhibit 99.1

ANTARES PHARMA ANNOUNCES PROMOTION OF ROBERT F. APPLE

TO CHIEF OPERATING OFFICER

EWING, NJ, September 15, 2014 — Antares Pharma, Inc. (NASDAQ: ATRS) today announced that Robert F. Apple has been promoted to Chief Operating Officer effective immediately. The Company also announced that a retained search has begun to fill the position of Chief Financial Officer. Until the position is filled, Mr. Apple will continue to serve as the Company’s Chief Financial Officer as he has since he joined Antares Pharma in 2006.

Eamonn P. Hobbs, President and Chief Executive Officer of the Company, stated, “Bob’s responsibilities have expanded since he joined the Company to include oversight of the Parenteral Products Group, and we believe that elevating him to Chief Operating Officer will leverage his prior commercial background and his technical expertise in the combination drug/device area, helping the Company increase overall efficiency.” Mr. Hobbs continued, “We congratulate Bob on his promotion and look forward his contributions to Antares Pharma’s future strategic growth.”

Mr. Apple joined the Company in February 2006 as Senior Vice President and Chief Financial Officer and was promoted to Executive Vice President, Chief Financial Officer and President of the Parenteral Products Group in 2008. Prior to joining the Company, Mr. Apple served as Chief Operating and Financial Officer at InKine Pharmaceutical Company, Inc. (“InKine”) from 2003 to 2005, and Chief Financial Officer from 1997 to 2002. In his role as Chief Operating Officer, Mr. Apple was responsible for building a 60 person in-house sales team and grew product sales until the ultimate acquisition of InKine by Salix Pharmaceuticals, Inc. In his role as Chief Operating Officer, Mr. Apple will be responsible for all aspects of operations at Antares Pharma including sales, marketing, manufacturing and product development.

“I’m excited to assume the newly created role of Chief Operating Officer,” stated Robert F. Apple. “Antares Pharma has grown from an innovator of novel technologies to a combination drug/device commercial company in the eight plus years I’ve been here. I believe that the combination of my commercial, technical and financial backgrounds will provide a great source of experience as we move Antares toward becoming a fully integrated pharmaceutical company.”

About Antares Pharma

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company markets OTREXUP™ (methotrexate) injection for the treatment of adults with severe active rheumatoid arthritis and children with active polyarticular juvenile idiopathic arthritis. LEO Pharma markets OTREXUP™ to dermatologists for adults with severe recalcitrant psoriasis. Antares Pharma is also developing VIBEX® QS T for testosterone replacement therapy. The Company’s technology platforms include VIBEX® disposable Medi-Jet, disposable multi-use pen injectors and reusable needle-free injectors marketed as Tjet® and Zomajet® by Teva Pharmaceutical Industries, Ltd (Teva) and Ferring Pharmaceuticals (Ferring), respectively. Antares Pharma has a multi-product deal with Teva that includes Tev-Tropin® [somatropin (rDNA origin) for injection] human growth hormone (hGH), VIBEX® epinephrine and several other products. In the U.S. Antares has received FDA approval for Gelnique 3%™ (oxybutynin) gel, a treatment for overactive bladder that is marketed by Actavis. Elestrin® (estradiol gel) is FDA approved for the treatment of moderate-to-severe vasomotor symptoms associated with menopause, and is marketed in the U.S. by Meda Pharma.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements made with respect to the contributions of Mr. Robert F. Apple to Antares Pharma in the role of Chief Operating Officer and impact thereof, and products in development; and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Investor Contacts:

Jack Howarth

Vice President, Corporate Affairs

(609) 359-3016

jhowarth@antarespharma.com

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